EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE
In connection with the Annual Report of Stratos International, Inc. (the “Company”) on Form 10-K for the period ended April 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Phillip A. Harris, President and Chief Executive Officer of Stratos, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stratos.
July 11, 2007

/s/ Phillip A. Harris Phillip A. Harris
President and Chief Executive Officer